UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 to the Current Report on Form 8-K of Adicet Bio, Inc. (the “Company”) is being filed solely to provide the Exhibit 16.1 letter from the Company’s former auditor, PricewaterhouseCoopers LLP. No changes have been made to the information presented below in item 4.01.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 24, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Adicet Bio, Inc., a Delaware corporation (the “Company”), approved the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

On September 15, 2020 (the “Effective Date”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2020, by and among resTORbio, Inc. (“resTORbio”), Adicet Bio, Inc. (“Prior Adicet”) and Project Oasis Merger Sub, Inc., a direct, wholly-owned subsidiary of resTORbio (“Merger Sub”), the Company completed the previously announced acquisition of Prior Adicet, by means of a merger of Merger Sub with and into Prior Adicet, with Prior Adicet surviving such merger as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company changed its name from “resTORbio, Inc.” to “Adicet Bio, Inc.” and Prior Adicet changed its name from “Adicet Bio, Inc.” to “Adicet Therapeutics, Inc.”

On September 25, 2020, PricewaterhouseCoopers LLP (“PwC”), Prior Adicet’s independent registered public accounting firm prior to the Merger, was dismissed as the Company’s independent registered public accounting firm.

PwC’s report on Prior Adicet’s financial statements as of and for the year ended December 31, 2019 and 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC’s report for the year ended December 31, 2019 included an explanatory paragraph regarding substantial doubt as to the company’s ability to continue as a going concern.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through September 25, 2020, there were no: (i) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses Prior Adicet identified, which are as follows: (i) Prior Adicet did not design or maintain an effective control environment commensurate with its financial reporting requirements due to lack of a sufficient number of accounting professionals with the appropriate level of experience and training; (ii) Prior Adicet did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, and monitoring controls maintained at the corporate level were not at a sufficient level of precision to provide for the appropriate level of oversight of activities related to Adicet’s internal control over financial reporting; (iii) Prior Adicet did not design and maintain effective controls over segregation of duties with respect to the preparation and review of account reconciliations as well as creating and posting manual journal entries; and (iv) Prior Adicet did not design and maintain formal accounting policies, processes and controls to analyze, account for and disclose complex transactions.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through September 25, 2020, Prior Adicet did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Prior Adicet’s financial statements, and no written report or oral advice was provided to Prior Adicet by KPMG that KPMG concluded was an important factor considered by Prior Adicet in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

A letter from PwC is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter dated October 1, 2020 from PwC to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020	ADICET BIO, INC.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer